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                                  EXHIBIT - 21


                      THE NEWHALL LAND AND FARMING COMPANY


                                  SUBSIDIARIES




         The following subsidiaries are included in the Registrant's December 31, 1993 consolidated financial statements:



                           Newhall Depositary Company
                           (a California corporation)


                             Valencia Water Company
                           (a California corporation)


                            McDowell Mountain Ranch
                              Limited Partnership
                        (an Arizona limited partnership)


                        Valencia Town Center Associates
                              Limited Partnership
                       (a California limited partnership)





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